UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2023

JASPER THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39138	84-2984849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Bridge Pkwy Suite #102
Redwood City, California 94065

(Address of Principal Executive Offices) (Zip Code)

(650) 549-1400

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Voting Common Stock, par value $0.0001 per share	JSPR	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Voting Common Stock at an exercise price of $11.50	JSPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 16, 2023, the Board of Directors (the “Board”) of Jasper Therapeutics, Inc. (the “Company”) appointed Vishal Kapoor as a Class I director of the Company.

Mr. Kapoor, age 47, has been a Partner of Avego Management, LLC, an affiliate of Velan Capital Partners LP, since January 2021, leading their life sciences venture investing strategy. He was also President of Amplitude Healthcare Acquisition Corporation, a life sciences focused special purpose acquisition company (“AMHC”), from January 2020 until AMHC’s merger with the Company in September 2021. Prior to that, Mr. Kapoor was Chief Business Officer of Iveric bio, Inc. (formerly known as Ophthotech) from April 2015 to December 2019. At Iveric bio, Inc., he was responsible for acquiring an industry-leading portfolio of gene therapy and therapeutic assets in ophthalmology. From October 2014 to April 2015, Mr. Kapoor was Director of Corporate Development at NPS Pharmaceuticals, Inc., which Shire PLC acquired in 2015 for approximately $5.2 billion. From 2005 to 2014, Mr. Kapoor spent nine years at Genentech, Inc. in various positions, including leading strategy for ophthalmology and central nervous system pipeline assets, Lucentis marketing, commercial assessments for business development and medical affairs. In addition, Mr. Kapoor has previously worked at Pfizer Inc. Mr. Kapoor received an MBA in Finance and Management from Columbia Business School in 2004 and a BA in Biology from Columbia University in 1997.

In connection with his appointment to the Board, in accordance with the Company’s Non-Employee Director Compensation Policy, which was filed as Exhibit 10.1 to the Company’s Form 8-K, filed with the Securities and Exchange Commission on October 29, 2021 (the “Non-Employee Director Compensation Policy”), on the effective date of his appointment to the Board, Mr. Kapoor was granted an option to purchase 109,383 shares of the Company’s voting common stock, which will vest in three equal annual installments over three years, subject to Mr. Kapoor’s continuous service to the Company on and through each applicable vesting date. The option has an exercise price per share equal to $1.83, which was the closing price of the Company’s voting common stock on the date of grant. As a non-employee director, Mr. Kapoor will also be entitled to receive the Company’s standard cash retainers for membership on the Board and any committees of the Board on which he may serve, as set forth in the Non-Employee Director Compensation Policy.

The Company will also enter into an indemnification agreement with Mr. Kapoor in the same form as its standard form of indemnity agreement with its other directors.

There are no family relationships between Mr. Kapoor and any director or executive officer of the Company, and he was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Mr. Kapoor has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K, other than, in connection with his service as President of AMHC, upon the closing of the business combination between Jasper Tx Corp. (which is now a wholly-owned subsidiary of the Company and was formerly known was Jasper Therapeutics, Inc.) and AMHC, which occurred on September 24, 2021, Mr. Kapoor received a one-time bonus from the Company in the amount of $300,000.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective February 16, 2023, the Board approved and adopted an amendment and restatement of the Company’s second amended and restated bylaws (as so amended and restated, the “Third Amended and Restated Bylaws”), effective as of February 16, 2023.

The amendments effected by the Third Amended and Restated Bylaws address the universal proxy rules promulgated by the U.S. Securities and Exchange Commission, as set forth in Rule 14a-19 of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The amendments require any stockholder providing advance notice of director nominations to comply with Rule 14a-19 of the 1934 Act, including applicable notice and solicitation requirements. The Company shall disregard such nominations if the stockholder fails to timely provide reasonable evidence of its compliance with Rule 14a-19 of the 1934 Act.

The amendments also enhance disclosure requirements and procedural mechanics in connection with director nominations and business proposals by stockholders (other than proposals to be included in the Company’s proxy statement pursuant to Rule 14a-8 of the 1934 Act). The amendments require, among other information, additional background information and disclosures regarding proposing stockholders, proposed nominees and business, and other persons related to a stockholder’s solicitation of proxies. Further, the Board may require any nominee to submit to interviews with the Board. In addition, any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, with the white proxy card being reserved for exclusive use by the Board.

The amendments also eliminate the requirement that the Company make a stockholder list available during a meeting of stockholders, consistent with recent amendments to the General Corporation Law of the State of Delaware, and make various other conforming, technical and non-substantive changes.

The foregoing description of the amendments effected by the Third Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Third Amended and Restated Bylaws, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 17, 2023, the Company issued a press release announcing that new positive Phase 1 data for briquilimab (formerly known as JSP191) in combination with fludarabine and low-dose irradiation (Flu/TBI) conditioning in older adults with acute myeloid leukemia (AML) or myelodysplastic syndromes (MDS) undergoing allogeneic hematopoietic cell transplant are being presented at the 2023 Tandem Meetings: Transplantation & Cellular Therapy Meetings of ASTCT and CIBMTR taking place on February 15-19, 2023 in Orlando, Florida. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including the press release attached hereto as Exhibit 99.1, is being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the 1934 Act, or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the 1934 Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On February 17, 2023, the Company issued a press release announcing the appointment of Mr. Kapoor to the Board. A copy of the press release is filed herewith as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Third Amended and Restated Bylaws of Jasper Therapeutics, Inc., effective as of February 16, 2023.
99.1	Press release dated February 17, 2023 (New Briquilimab AML MDS Data).
99.2	Press release dated February 17, 2023 (Appointment of Vishal Kapoor to Board of Directors).
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASPER THERAPEUTICS, INC.

Date: February 17, 2023	By:	/s/ Jeet Mahal
		Name:	Jeet Mahal
		Title:	Chief Operating Officer and Chief Financial Officer

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